Exhibit 10(p)


                            EMPLOYMENT AGREEMENT
                            --------------------

      THIS AGREEMENT, made this 30th day of June, 1999, effective as of June 30, 1999, by and between THE BERKSHIRE GAS COMPANY, a Massachusetts Corporation having a principal place of business in Pittsfield, Massachusetts ("BGC" or the "Company"), and Scott S. Robinson, of Lenox, Massachusetts ("Employee").

                            W I T N E S S E T H:

      WHEREAS, BGC is engaged in the business of distributing and selling natural gas and related energy businesses; and

      WHEREAS, Employee has been employed by BGC for more than twenty-nine
(29) years in various executive positions, has performed valuable services to BGC in such positions, and is currently President of BGC; and

      WHEREAS, Employee is willing to continue in the employ of BGC;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

      1.    BGC Obligations
            ---------------

            (a) BGC agrees to retain the Employee, during the period described in paragraph 3 hereof, to perform services of substantially the same nature as Employee currently performs on the terms and subject to the conditions hereinafter set forth, including similar management duties for any subsidiary or affiliated company, or services as may be assigned to him by the Board of Directors of BGC, as long as such services are reasonably comparable to those which might be reasonably expected to be performed by an employee with the experience and skills of the Employee. In addition, BGC shall not require the Employee to be based at any office or location other than one within a fifty (50) mile radius of the headquarters of BGC in Pittsfield, Massachusetts.

      (b) BGC shall pay to Employee salary at a rate no less than the rate in effect at the time of execution of this Agreement, or at a higher rate which may be increased from time to time by the Board of Directors for such office as the Employee then holds. BGC shall pay, or reimburse, or cause to be paid or reimbursed, to Employee, all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement. So long as this Agreement is in effect, BGC shall not pay Employee any director's or trustee's fees for service as a director of BGC or any parent or affiliated company of BGC, including, without limitation, Berkshire Energy Resources ("Resources").

      (c) Nothing in this Agreement shall restrict or limit the provision of any payments or benefits to Employee pursuant to any plans or agreements, now or hereafter existing, including but not limited to the following:

            (i)    any incentive or bonus plans,

            (ii)   any employee or executive benefit plan,

            (iii)  any Deferred Compensation Agreement between BGC and
                   Employee,

            (iv) any pension, stock ownership, stock option or other similar plan, or

            (v)    any supplemental executive retirement plan.

      (d) Further, in case of Employee's disability, BGC shall make disability payments to Employee as described in paragraph 4 below. BGC's dismissal of Employee without Good Cause (as defined in paragraph 5 below) shall not alter its obligations under this Agreement.

      2.    Employee's Obligations
            ----------------------

      (a) During the period of his employment hereunder, except for illness, vacation periods, and reasonable leaves of absence, Employee shall devote all his business time, attention, skill and efforts to the faithful performance of his duties, as currently performed, or assigned from time to time by the Board of Directors of BGC; provided, however, that any newly assigned duties shall not be inconsistent with the duties Employee presently performs. Further, Employee will serve as a Director of BGC and a Trustee of Resources, if nominated and elected to such respective positions in accordance with applicable law and the respective by-laws of BGC and Resources and agrees to accept such other office and/or committee assignments to which he may be appointed.

      (b) Employee agrees that, during the term of this Agreement and during the five year period following BGC's termination of or failure to extend this Agreement for other than Good Cause, he shall not directly or indirectly manage, operate, join, or become associated with a person or entity that is in competition with BGC, Resources or any subsidiary or affiliate, in BGC's service territory. Owning stock and/or securities in any other corporation or entity shall not be deemed a violation of this Agreement and Employee may serve, or continue to serve, on the boards of directors of, and hold any other office or positions in, companies or organizations, when, in the judgment of the Board of Directors, that service will not conflict with the interests of BGC or Resources or any of their subsidiaries or affiliates or divisions, or materially affect the performance of Employee's duties pursuant to this Agreement. Employee shall not, directly or indirectly, at any time during the term of his employment hereunder or thereafter, and without regard to when or for what reason such employment shall terminate, use or permit the use of any trade secrets, customer lists, proprietary computer programs used or developed by the Company or Resources or other proprietary information of or relating to BGC or Resources, or any subsidiary or affiliate and shall not divulge such trade secrets, customer lists, computer programs or other information to any person, firm or corporation whatsoever. All payments and benefits to Employee under this Agreement shall be subject to Employee's compliance with the provisions of this Paragraph 2, and if Employee fails to comply herewith, his rights to any future payments or other benefits hereunder shall terminate, and BGC's obligations to make such payments and provide such benefits shall cease; provided however, a default by Employee under this Agreement shall have no effect on Employee's right to receive payments under any agreement or plan of the sort listed in paragraph l(c) above.

      3.    Term of Employment
            ------------------

      (a) The term of Employee's employment under this Agreement shall be deemed to have commenced as of June 30, 1999 and shall continue until December 31, 2001 (the "Term").

      (b) In no event shall this Agreement be extended beyond December 31, 2001, except that the parties may agree in writing to continue Employee's employment beyond such date and nothing herein shall be deemed to require the retirement of Employee at any particular age.

      4.    Disability/Termination
            ----------------------

      (a) If Employee is unable to perform his duties for a period of one hundred eighty (180) days due to a physical, mental or other medical disability and the Board of Directors of BGC finds, on the basis of medical evidence satisfactory to the Board by two-thirds vote, that the Employee is suffering such a disability so as to be prevented from reasonably performing his duties under this Agreement, BGC may terminate Employee's employment, provided that in the event of such termination BGC shall continue to pay Employee his then current annual salary and continue to make available all benefits provided hereunder (including any applicable benefits provided for in Section 1(c) above) for the remainder of the Term.
 At the expiration of such Term, Employee shall be eligible to retire with the benefit of all then existing retirement and pension programs of BGC.

      (b) In the event that BGC's termination of Employee's employment is made at any time with Good Cause as defined in paragraph 5 below, or is effected by resignation of the Employee, the parties' obligations under this paragraph 4 shall cease, except for and subject to the provision of paragraph l(c) above that this Agreement and its termination have no effect on other plans or agreements between the parties.

      (c) In the event of the Employee's death during any payment period specified in subparagraph (a) of this paragraph 4 above, and Employee dies before such payment is made, any and all such payments shall be made to Employee's designated beneficiary.

      (d) In the event a Change in Control (as defined in paragraph 6 below) occurs during the term of this Agreement and Employee's employment is terminated without Good Cause or by the voluntary resignation of Employee within 90 days of such Change in Control, then BGC (or any successor entity after the Change in Control) shall provide Employee a severance benefit as follows: 1) BGC shall pay Employee three times (3x) his total annual cash compensation, which total annual cash compensation shall be determined by summing (a) the Employee's then current annual salary at the time of the Change in Control and (b) his cash bonus for the most recent year preceding such Change in Control; 2) the Employee shall have the right to exercise all stock options held by him immediately upon the date of his termination; and 3) BGC shall continue to offer Employee all medical, dental and disability benefits at the same cost to the Employee as in effect prior to the Change in Control through December 31, 2001. Further, in the event of a termination without Good Cause relating to any such Change in Control, Employee shall retain any and all retirement or pension benefits, including benefits under any supplemental executive retirement plan, to which he would be entitled in the event he was employed for the full Term hereof.

      (e) In the event that it is determined that any payment or distribution of any type to or for the benefit of the Employee made by the Company, by any of its affiliates (including Resources), by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's (or Resources) assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of a severance agreement or otherwise, including the severance benefit provided for in Section 4(d) hereof, (the "Total Payments"), would be subject to the excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Employee of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment or any Excise Tax. Employee shall also be entitled to reimbursement for the cost of tax preparation, consultation and representation required in connection with the application of any such Excise Tax.

      5.    Good Cause
            ----------

      (a) Discharge from or termination of employment of Employee by BGC for "Good Cause" shall require a finding by the Board of Directors evidenced by a vote of 75% of the Board of:

            (i) the willful and continued failure by Employee to substantially perform his duties with BGC after a demand for substantial performance is delivered to Employee by the Chief Executive Officer and/or Board of Directors of the Company which specifically identifies the manner in which such Chief Executive Officer and/or Board of Directors believes that Employee has not substantially performed his duties, or

            (ii) the willful engaging by Employee in misconduct which is materially injurious to BGC, monetarily or otherwise. For purposes of this subparagraph (a), no act, or failure to act, on the part of Employee shall be considered "willful" unless done, or admitted to be done by Employee not in good faith and without reasonable belief that the action or omission of Employee was in the best interest of BGC. Employee's failure to perform any duties due to physical or mental incapacity shall not be deemed willful, but in certain cases of incapacity, employment hereunder may be terminated in accordance with the procedures set forth in paragraph 4.

      (b) Notwithstanding the foregoing provisions of subparagraph (a), above, Employee shall not be deemed to have been terminated for Good Cause unless and until there shall have been delivered to Employee a copy of a notice of termination containing the aforesaid finding and specifying in detail the particulars thereof from the Board of Directors of BGC after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board of Directors.

      If Employee shall incur legal fees and expenses in contesting any termination of employment asserted by BGC to have been for Good Cause including, without limitation thereto, those incurred for any such hearing, then Employee shall be entitled to payment or reimbursement for such legal fees and costs as are reasonable.

      6.    Change in Control.
            ------------------

      The term, "Change in Control", shall mean the occurrence of any of the following:

      (a) The Company or Resources receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), disclosing that any person, group, corporation or other entity (other than BGC) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the outstanding common stock of the Company or Resources;

      (b) Any Person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than Resources or a wholly-owned subsidiary of Resources, purchases shares pursuant to a tender offer or exchange offer to acquire any common stock of Resources (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the outstanding common stock of Resources (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock); or

      (c) The stockholders of the Company or Resources, as applicable, approve (i) any consolidation or merger of the Company or Resources, in which the Company or Resources, as applicable, is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company or Resources would be converted into cash, securities or other property, (ii) any acquisition, combination or merger of the Company or Resources, as applicable, by or with another corporation in which, immediately after such acquisition, combination or merger, less than a majority of the outstanding voting shares (or less than a majority of any combination of such voting shares, warrants, options, convertible securities or the like as may represent control) of the parent or surviving corporation are owned by the owners of the voting shares of the Company or Resources, as applicable, outstanding immediately prior to such acquisition, combination or merger, (iii) a complete liquidation or dissolution of the Company or Resources, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or Resources.

      7.    Effect of Other Agreements
            --------------------------

      This Agreement contains the entire understanding between the parties and supercedes any prior employment agreement between Employee and BGC; provided, however, this Agreement shall not have any effect on any understandings between the parties on such matters as insurance, supplemental retirement plans and other benefits. Without limiting the foregoing, upon the execution of this Agreement, the Employment Agreement between BGC and Employee dated June 13, 1985 and effective as of June 5, 1985, as amended on July 16, 1998, shall be terminated and this Agreement shall be in effect in lieu thereof.

      8.    General Provisions
            ------------------

      (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assigned by Employee, his beneficiaries, or legal representative, without BGC's prior written consent.

      (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, and of no effect.

      (c) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Employee and BGC and their respective permitted successors and assigns. If a merger, consolidation or sale of assets occurs, this Agreement shall be expressly assumed and adopted by the successor entity or person and shall be re-executed thereby.

      (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (e) Beneficiary. Employee hereby designates as his beneficiary under this Agreement, the Scott S. Robinson Revocable Trust, under agreement dated as of April 9, 1996, provided that Employee may change his beneficiary, or provide for alternate beneficiaries, at any time by notifying BGC in writing of such change, and no consent shall be required from the beneficiary or from BGC.

      (f) Headings. The headings or paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      (g) Severability. All provisions hereof are severable and if any provision is determined to be unenforceable, no other provision shall be affected thereby.

      (h) Governing Law. This Agreement has been executed and delivered in the Commonwealth of Massachusetts and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Massachusetts.


      IN WITNESS WHEREOF, BGC has caused this Agreement to be executed and its seal to be affixed hereto by its agents thereunto duly authorized, and Employee has signed this Agreement, all as of June __, 1999.

                                         THE BERKSHIRE GAS COMPANY

/s/  Cheryl M. Clark                     By:  /s/  Michael J. Marrone
--------------------                          -----------------------
Witness                                            Vice President,
                                                   Treasurer & CFO

/s/  Cheryl M. Clark                          /s/  Scott S. Robinson
Witness                                            Employee